EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-149884, 333-153645 and 333-162145) and Form S-8 (No. 333-149883) of our reports dated February 29, 2012, relating to the consolidated financial statements of VirnetX Holding Corporation (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Farber Hass Hurley LLP

Granada Hills, CA

February 29, 2012